Exhibit 99.4

UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following tables show the condensed combined financial information for each of Old Second Bancorp, Inc. (“Old Second”) and Bancorp Financial, Inc. (“Bancorp Financial”), as well as unaudited pro forma condensed combined financial information for Old Second and Bancorp Financial reflecting the merger as of and for the six months ended June 30, 2025, and pro forma adjustments described in the accompanying notes.

Except as otherwise noted in the footnotes to the tables, (a) the financial information included under the “Historical OSBC” column is derived from and should be read in conjunction with Old Second’s historical unaudited interim condensed financial statements and accompanying notes included in Old Second’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, and (b) the financial information under the “Historical Bancorp Fin” column is derived from and should be read in conjunction with Bancorp Financial’s historical unaudited condensed financial statements and accompanying notes for the period ended June 30, 2025, which are filed as Exhibit 99.2 to Old Second’s Amendment to the Current Report on Form 8-K filed on September 17, 2025.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

●	The acquisition of Bancorp Financial by Old Second under the provision of Financial Accounting Standard Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the sale of assets and liability of Bancorp Financial will be recorded by Old Second at their respective fair values as of the date the merger is completed;

●	The distribution of shares of Old Second common stock to Bancorp Financial shareholders in exchange for shares of Bancorp Financial common stock (based on a 2.5814 exchange ratio) and $15.93 in cash per share, without interest;

●	Certain reclassifications to conform the historical Bancorp Financial financial information presentation to Old Second; and

●	Transaction costs in connection with the merger.

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheets of Old Second and Bancorp Financial, presenting the merger as if it had been consummated on June 30, 2025.  The unaudited pro forma condensed combined income statements for the six months ended June 30, 2025, combine the historical consolidated income statements of Old Second and Bancorp Financial, presenting the merger as if it had been consummated on January 1, 2025.  You should read the accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet and Income Statements.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only, and does not necessarily indicate the financial results of the combined company had Old Second and Bancorp Financial actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods of the future financial position of the combined entities, which could differ materially from those shown in this information.  The unaudited pro forma condensed combined financial information does not reflect the benefits of expected synergies, anticipated cost savings, or other factors that may result as a consequence of the merger.  The unaudited pro forma condensed combined financial information also does not consider any potential effect of changes in market conditions or interest rates on revenues or the impact of changes in Old Second’s stock price.  As explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger, as final valuations are known. The preliminary pro forma adjustments have been presented solely for the purpose of providing the unaudited pro forma condensed combined financial information.

As of the date of this pro forma financial information, Old Second has not yet finalized the valuation analysis and calculations at the level of detail required to obtain the necessary estimates of the fair market values of the Bancorp Financial assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and liabilities.  Therefore, certain Bancorp Financial assets and liabilities are presented at their respective carrying amounts and should be considered preliminary values. A final determination of the fair values of Bancorp Financial’s assets and liabilities will be obtained based on the final valuation of Bancorp Financial’s actual asset and liabilities as of the closing date. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.  Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill, deferred taxes and other assets and liabilities and may impact the combined company’s statement of income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	June 30, 2025
			Purchase Accounting Adjustments
				Other,
(in Thousands)	Historical	Historical	Fair Value	Including		Pro Forma
	OSBC	Bancorp Fin	Marks	Financing	Reference	Combined
Assets
Cash and cash equivalents	$141,767	$58,457	$-	$54,664	A	$254,888
Investment securities	1,177,688	118,265	4	(117,585)	B	1,178,372
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	19,087	1,958	-	-		21,045
Loans held-for-sale	3,235	-	-	-		3,235
Loans	3,998,667	1,222,110	(11,519)	-	C	5,209,258
Less: allowance for credit losses on loans	42,990	20,879	9,814	-	D, E	73,683
Net loans	3,955,677	1,201,231	(21,333)	-		5,135,575
Premises and equipment, net	85,702	2,055	458	-		88,215
Goodwill and core deposit intangible	113,204	-	39,935	-	F, G	153,139
Bank-owned life insurance ("BOLI")	114,399	13,916	-	-		128,315
Deferred tax assets, net	20,395	10,162	3,089	-	H	33,646
Other assets	70,140	18,656	140	-	I	88,936
Total assets	$5,701,294	$1,424,700	$22,293	$(62,921)		$7,085,366

Liabilities
Noninterest bearing deposits	$1,704,083	$70,278	$-	$-		$1,774,361
Interest bearing deposits	3,094,356	1,160,935	(387)	-	J	4,254,904
Total deposits	4,798,439	1,231,213	(387)	-		6,029,265
Short-term borrowings	47,252	15,500	-	(8,000)	K	54,752
Long-term debt	85,284	15,000	(200)	-	L	100,084
Other liabilities	51,670	11,008	(7)	(71)	M	62,600
Total liabilities	4,982,645	1,272,721	(594)	(8,071)		6,246,701

Stockholders’ Equity
Common stock	45,094	3,069	(3,069)	7,921	A, N	53,015
Additional paid-in capital	206,207	47,494	(47,494)	132,599	O	338,806
Retained earnings	505,419	109,850	(109,850)	(20,504)	P, Q	484,915
Accumulated other comprehensive income	(37,426)	(8,434)	8,434	-	P	(37,426)
Treasury stock	(645)	-	-	-		(645)
Total stockholders’ equity	718,649	151,979	(151,979)	120,016		838,665
Total liabilities and stockholders’ equity	$5,701,294	$1,424,700	$(152,573)	$111,945		$7,085,366

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

	For the Six Months Ended June 30, 2025
	Historical	Historical	Fair Value			Pro Forma
(in Thousands, except for share data)	OSBC	Bancorp Fin	Adjustments	Other	Reference	Combined
Interest and dividend income
Loans, including fees	$123,549	$50,718	$1,374	$-	R	$175,641
Loans held-for-sale	61	-	-	-		61
Investment securities	21,675	2,239				23,914
Other	3,518	1,484	-	-		5,002
Total interest and dividend income	148,803	54,441	1,374	-		204,618
Interest expense
Deposits	19,856	22,730	(129)	-	S	42,457
Borrowings	1,809	604	(25)	-	L	2,388
Total interest expense	21,665	23,334	(154)	-		44,845
Net interest and dividend income	127,138	31,107	1,528	-		159,773
Provision for credit losses	4,900	6,700	-	18,402	E	30,002
Net interest and dividend income after provision for credit losses	122,238	24,407	1,528	(18,402)		129,771
Noninterest income
Wealth management	6,192	-	-	-		6,192
Service charges on deposits	5,507	169	-	-		5,676
Mortgage banking revenue	1,022	-	-	-		1,022
BOLI related income	1,188	194	-	-		1,382
Card related income	5,128	-	-	-		5,128
Other income, including securities gains/(losses), net	2,062	1,269	-	-		3,331
Total noninterest income	21,099	1,632	-	-		22,731
Noninterest expense
Salaries and employee benefits	53,943	10,590	-	-		64,533
Occupancy, furniture and equipment	9,025	1,241	-	-		10,266
Computer and data processing	4,604	2,898	-	-		7,502
Merger-related expense	1,092	8,956	-	7,552	T	17,600
Other expense	19,260	4,501	465	-	U	24,226
Total noninterest expense	87,924	28,186	465	7,552		124,127
Income before income taxes	55,413	(2,147)	1,063	(25,954)		28,375
Provision for income taxes	13,761	(3,022)	223	(5,450)	V	5,512
Net income	$41,652	$875	$840	$(20,504)		$22,863

Weighted average shares outstanding:
Basic (1)	45,010,925	2,793,912		7,212,204		52,223,129
Diluted (1)	45,780,612	2,981,581		7,696,653		53,477,265

Basic earnings per share	$0.93	$0.31				$0.44
Diluted earnings per share	0.91	0.29				0.43
Dividends declared per share	0.12	-				0.12

(1)	Historical Bancorp Fin shares presented here are pre-conversion to OSBC shares at a rate of 2.5814; shares reported in “other” column are OSBC shares issued at the time of the merger.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1: Basis of Presentation

The pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting with Old Second as the acquirer.  The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial condition or results of the combined companies had the companies actually been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.  Under the acquisition method of accounting, the assets and liabilities of Bancorp Financial, as of the effective date of the merger, will be recorded by Old Second at their respective fair values and the excess of the merger consideration over the fair value of Bancorp Financial’s net assets will be allocated to goodwill.

The merger provides that Bancorp Financial shareholders will receive (a) $15.93 cash consideration for each share of Bancorp Financial common stock they hold immediately prior to the merger, and (b) 2.5814 shares of Old Second common stock for each share of Bancorp Financial common stock they hold immediately prior to the merger.  The implied value of the merger consideration to Bancorp Financial shareholders is $45.79 per share, or a total of $140.5 million, based on the closing stock price of Old Second common stock of $17.74 per share as of June 30, 2025, which is the price effective at the time of the merger.

The pro forma allocation of the purchase price presented in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger valuations are finalized.  Adjustments may include, but are not limited to, changes in (a) total merger related expenses and implementation costs, which may vary from currently estimated amounts included herein; and (b) the underlying values of assets and liabilities if market and credit conditions differ from current assumptions.

Note 2: Preliminary Purchase Price

The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction.  The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill.  Estimated fair value adjustments included in the pro forma condensed combined financial statement are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The following table summarizes the determination of the purchase price consideration from the June 30, 2025, baseline price, and its impact on the preliminary goodwill estimate.

June 30, 2025

Stock Consideration:
Common shares of Bancorp Financial	3,068,566
Exchange ratio	2.5814
Old Second common shares issued (1)	7,921,084
Price per share of Old Second common stock as of June 30, 2025 (price effective at the time of merger)	$17.74
Fair value of consideration for common stock	$140,520,030

Cash Consideration:
Common shares of Bancorp Financial	3,068,566
Fixed cash consideration rate per share	$15.93
Fair value of cash consideration (1)	$48,884,226

Total pro forma purchase price consideration	$189,404,256

Preliminary goodwill	$33,729,000

(1)	Common shares issued and fair value of cash consideration were adjusted by 112 shares and $1,970, respectively, due to cash paid in lieu of fractional shares upon the close of the merger.

Bancorp Financial Net Assets at Fair Value	June 30, 2025
(in thousands)
Assets
Cash and cash equivalents	$58,457
Investment securities	118,269
FHLBC and FRBC stock	1,958
Loans held-for-sale	-
Net loans	1,194,437
Premises and equipment, net	2,513
Core deposit intangible	6,206
BOLI	13,916
Deferred tax assets	13,251
Other assets	18,796
Total assets acquired	$1,427,802

Liabilities
Noninterest bearing deposits	$70,278
Interest bearing deposits	1,160,548
Total deposits	1,230,826
Short-term borrowings	15,500
Long-term debt	14,800
Other liabilities	11,001
Total liabilities assumed	1,272,127
Net assets acquired	$155,675
Preliminary goodwill	$33,729

Note 3: Pro Forma Adjustments to Unaudited Condensed Combined Financial Information

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

(A)	Adjustments to cash to reflect the estimated cash components of the merger consideration of $48.9 million, based on 3,068,566 shares of Bancorp Financial common stock outstanding as of June 30, 2025, and an adjustment of $8.0 million to payoff Bancorp Financial debt. Purchase accounting adjustments to cash include a $6.0 million reduction due to after tax acquisition costs. Cash inflows are also impacted by the net proceeds on the sale of Bancorp Financial’s available for sale securities of $117.6 million.

(B)	Adjustment to Bancorp Financial specific to the sale of $117.6 million of available for sale securities.

(C)	Adjustment to Bancorp Financial loans reflects estimated fair value adjustments, which include the adjustment for the credit component of the loan portfolio, the purchased credit deteriorated (“PCD”) loan CECL gross up, adjustments related to current interest rates and liquidity, and adjustments attributable to the reversal of the prior unearned loan fees and costs recorded by Bancorp Financial.

acquired loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
As Presented
Estimate of fair value adjustments for the credit component on acquired loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$(29,139)
Estimate of PCD loan CECL gross-up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,291
Estimate of fair value related to current interest rates and liquidity . . . . . . . . . . . . . Reversal of acquired bank’s prior unearned loan fees/costs. . . . . . . . . . . . . . . . . . . .	306 5,023
Net fair value pro forma loan adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$(11,519)

(D)	Adjustments to allowance for credit losses include the following:

acquired loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
As Presented
Reversal of historical Bancorp Financial allowance for credit loss . . . . . . . . . . . .	$(20,879)
Increase in allowance for credit losses for gross-up for estimate of lifetime credit losses for PCD loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12,291
Total fair value adjustments to allowance for credit losses. . . . . . . . . . . . . . . . .	(8,588)
Provision for estimated lifetime credit losses for non-PCD loans . . . . . . . . . . .	18,402
Total transactions accounting adjustments to allowance for credit losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$9,814

(E)	Provision for estimated lifetime credit losses for non-PCD loans of $18.4 million to be recorded immediately following the consummation of the merger.

(F)	Adjustment to record an estimated goodwill associated with the merger of $33.7 million.

(G)	Adjustment to record an estimated core deposit intangible of $6.2 million associated with the merger.

(H)	Adjustments to deferred tax assets, net of deferred liabilities, to reflect the effects of the acquisition accounting fair valuation adjustments. Adjustments include the deferred tax effects of the investment securities’ Day One fair valuation, loan valuation marks, the time and core deposit intangibles, and debt valuation. The tax effect of acquisition related adjustments is calculated at a 21% tax rate.

(I)	Adjustment to reflect the fair value recorded related to the right of use asset for property leases acquired, and certain deferred costs that were reversed.

(J)	Adjustment to reflect preliminary estimate of fair value discount of interest-bearing deposits with maturities.

(K)	Adjustment to reflect the payoff of the short-term line of credit recorded by Bancorp Financial as of Day One.

(L)	Adjustment to reflect the purchase accounting recorded on the long-term FHLB advances acquired, and the income statement impact reflects six months of the related premium amortization.

(M)	Adjustments to other liabilities to reflect the reversal of the allowance for unfunded commitments recorded on Bancorp Financial and the payment of accrued interest related to the line of credit paid off on Day One

(N)	Adjustment of $(3.1 million) to eliminate historical Bancorp Financial common stock and to record the issuance of 7.9 million shares of newly issued Old Second common stock, at $1.00 par value per share, at a historical cost of $140.5 million, to holders of Bancorp Financial common stock, based on 3,068,566 shares of Bancorp Financial common stock outstanding on June 30, 2025, multiplied by the exchange ratio of 2.5814 shares of Old Second common stock for each share of Bancorp Financial common stock.

(O)	Adjustment to eliminate Bancorp Financial additional paid-in capital of $47.5 million and to reflect the issuance of Old Second common stock in excess of par value of $132.6 million.

(P)	Adjustment to eliminate the retained earnings and the accumulated other comprehensive income of Bancorp Financial.

(Q)	Adjustment to reflect the after-tax impact to retained earnings of the day two provision for credit losses, as well as the estimated accruals for merger-related professional, legal and other contractually obligated merger expenses expected to be incurred.

(R)	Adjustments to record estimated accretion of discounts on loans associated with the merger.

(S)	Adjustments to record estimated amortization premium on interest-bearing deposits associated with the merger.

(T)	Adjustments to record the remaining estimated merger related expenses, such as data conversion costs, legal fees and contract termination fees.

(U)	Adjustments to record estimated amortization of core deposit premium associated with the merger.

(V)	Adjustments due to the tax effect of the day two provision for credit losses, as well as the estimated accrual for merger related professional, legal and other contractually obligated merger expenses expected to be incurred, calculated at a 21% tax rate.